Exhibit 99.2

Reconciliation of GAAP to Non-GAAP Financial Measures

The following tables present pro forma versions of our (i) revenues, gross profit, net income and earnings per share (basic and diluted) for the three and nine months ended September 30, 2004 and (ii) fiscal 2005 guidance for earnings per share in order to illustrate our historical and projected results from operations excluding non-cash sales discount relating to warrants held by Quest Diagnostics. The table presents the most comparable GAAP measure to each non-GAAP measure, as well as the reconciliation to the corresponding GAAP measure. Our management believes that these non-GAAP financial measures provide a useful measure of our results of operations, excluding discounts that are not necessarily reflective of, or directly attributable to, our operations. We believe that these non-GAAP measures will allow investors to monitor our ongoing operating results and trends, gain a better understanding of our period-to-period performance, and gain a better understanding of our business and prospects for future performance. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from similar non-GAAP measures used by other companies.

Reconciliation of GAAP to Non-GAAP Financial Measures for the Three and Nine Months Ended September 30, 2004

	Three months ended September 30, 2004
	Reconciliation: Add Back
	Non-Cash Sales Discount
	GAAP		Non-GAAP
Revenues	$18,028	$195	$18,223
Gross profit	12,499	195	12,694
Net income	978	195	1,173
Earnings per share:
		$195 to revenues used
Basic	$0.03	in calculation	$0.03
		$195 to revenues used
Diluted	$0.02	in calculation	$0.03

	Nine months ended September 30, 2004
	Reconciliation: Add Back
	Non-Cash Sales Discount
	GAAP		Non-GAAP
Revenues	$50,259	$325	$50,584
Gross profit	34,817	325	35,142
Net income	297	325	622
Earnings per share:
		$325 to revenues used
Basic	$0.01	in calculation	$0.02
		$325 to revenues used
Diluted	$0.01	in calculation	$0.02

Reconciliation of fiscal 2005 guidance for GAAP Earnings Per Share and Non-GAAP Earnings Per Share

	Low end of range	High end of range
Non-GAAP Earnings Per Share	$0.12	$0.19
Non-cash sales discount	$0.04	$0.04

GAAP Earnings Per Share	$0.08	$0.15

The fiscal 2005 guidance constitutes forward-looking statements that involve risks and uncertainties that could cause actual results and outcomes to differ from what is expressed in those forward-looking statements. Please see the factors discussed relating to forward-looking statements contained in the press release filed as Exhibit 99.1 to this Report on Form 8-K.